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                                                                   Exhibit 10.11

                              EMPLOYMENT AGREEMENT
                              --------------------


         THIS EMPLOYMENT AGREEMENT, executed this _____ day of ____________, 1999 by and between HORIZON BANK, N.A. a national banking association ("Bank"), and JAMES D. NEFF ("Employee");

                              W I T N E S S E T H:

         WHEREAS, Bank desires to encourage Employee to make valuable contributions to Employer's business operations and not to seek or accept employment elsewhere;

         WHEREAS, Employee desires to be assured of a secured minimum compensation from Bank for his services over a defined term;

         WHEREAS, Bank desires to provide fair and reasonable benefits to Employee on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the Employee is willing to serve as an employee of the Bank on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. EMPLOYMENT. The Bank hereby employs the Employee to render full-time services to the Bank as Senior Vice President-Mortgage Warehousing Division for the period commencing on the effective date of this Agreement and extending through the Term specified in Section 2 until such full-time services are terminated as hereinafter provided. The Employee hereby accepts and agrees to such employment.

         2. TERM. Subject to the provisions for termination of this Agreement contained in Section 8, the term of this Agreement shall be for a period of two
(2) years from the effective date hereof ("Term").

         3. DUTIES.

         (a) During the period of his employment hereunder, the Employee agrees to diligently perform such executive duties and administrative functions which are appropriate to the office of Senior Vice President-Mortgage Warehousing Division as, from time to time, shall be assigned to him by the Board of Directors (the "Board") or Chief Executive Officer of the Bank or their designees and he further agrees to give his full business time and attention to, and his best efforts to promote, the business and affairs of the Bank. The Employee further agrees to hold the office of Senior Vice President and such other offices of the Bank to which he may be elected or appointed and to perform and discharge the duties thereof faithfully and to the best of his ability.


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         (b) The Employee, subject to the direction and control of the Board, shall have all power and authority commensurate with his status and necessary to perform his duties hereunder. The Bank shall provide the Employee with such assistance and working accommodations as are suitable to the character of his position with the Bank as are adequate for the performance of his duties.

         4. COMPENSATION.

         (a) During the period of his employment hereunder, the Employee's basic annual salary as Senior Vice President shall be One Hundred Ten Thousand Dollars ($110,000.00). Such salary shall be payable in cash on the same schedule as all other salaried employees.

         Such salary payments shall be subject to the withholding of applicable income and employment taxes and other appropriate and customary amounts. Upon any change in the Employee's salary, a written addendum to this Employment Agreement shall be executed by the Employee and the appropriate officer or officers of the Bank.

         (b) In addition to his basic annual salary as Senior Vice President, the Employee shall be entitled to receive a cash bonus payable annually as described in Schedule A hereto commencing in 2000, unless this Agreement is terminated as provided for herein, and subject to the terms and conditions set forth in Schedule A.

         (c) In addition to the salary and bonus compensation described above, Employee shall also receive a one-time signing bonus in the amount of Twenty-Nine Thousand Dollars ($29,000.00) effective upon execution of this Agreement.

         5. EMPLOYEE BENEFITS. During the Term of his employment hereunder, the following shall apply with respect to the Employee's coverage by and participation under employee benefit plans and programs sponsored or otherwise made available by the Bank:

         (a) Subject to the more specific provisions of subsection (c) below, the Employee shall be entitled to participate in any retirement, deferred compensation, life, accident, health, hospitalization and any other employee benefit plan or program, excluding bonus programs, that is generally available to the employees of the Bank, if and to the extent the Employee is eligible to participate thereunder in accordance with the provisions thereof. Nothing herein shall be construed to require the Bank to institute any particular benefit plan or program or to prevent the Bank from modifying or terminating any plan or program it may determine to adopt from time to time. Further, the Employee shall be treated as a new employee for purposes of eligibility and vesting under any employee benefit plan or program that is available to the executive officers of the Bank.

         (b) During the Term, Employee shall be entitled to four (4) weeks per calendar year of paid vacation, which shall be utilized at such times when his absence will not materially impair the Bank's normal business functions. Any unused vacation time in any calendar year shall lapse, and Employee shall not be entitled to any additional compensation for any such


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unused and lapsed vacation time. In addition to the vacation described above,
Employee also shall be entitled to all paid holidays customarily given by the Bank to its officers.

         (c) The Employee shall be entitled to participate in the following employee benefit plans, subject to the terms and conditions of the specific plan documents or agreements provided with respect to each plan:

             (i) Stock Options. The Employee shall be granted options under Stock Option and Stock Appreciation Rights program of Horizon Bancorp ("Horizon"), the parent company of the Bank for 2,000 shares of Horizon Stock, in accordance with Horizon's standard agreement governing the program. The grant hereunder will only be effective if this Employment Agreement is executed, notwithstanding that actual employment may have commenced prior to such date.

             (ii) 401(k) Retirement Plan. The Employee shall be entitled to participate in Horizon's 401(k) Plan in accordance with the terms and conditions of the plan documents. The Employee's enrollment date will be November 1, 2000.

         6. REIMBURSEMENT OF EXPENSES. The Bank shall pay to the Employee, or to the extent paid in the first instance by the Employee, shall reimburse the Employee for, travel, entertainment and similar expenses he incurs in connection with the performance of his duties hereunder in accordance with the Bank's policies governing such activities, as such policies may be amended or modified from time to time.

         7. INSURANCE. The Bank shall have the right to maintain one (1) or more insurance policies against the life of the Employee in such face amounts as the Board considers appropriate, and to name itself as beneficiary under such policies.

         8. TERMINATION.

         (a) At any time during the term of this Agreement, the Board shall have the right to terminate the Employee's employment hereunder for any reason, upon thirty (30) days' prior written notice to the Employee and the Employee shall have the right to terminate his employment hereunder at any time and for any reason, upon thirty (30) days' prior written notice to the Bank.

         (b) This Agreement shall also terminate on the death of the Employee.

         (c) The Bank shall have the right to terminate the Employee's employment hereunder "for cause" upon thirty (30) days' prior written notice. For purposes of this Agreement, the Employee may be terminated "for cause" if his employment is terminated by the Bank as a result of any of the following:


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             (i)   The failure of the Mortgage Warehousing Division to attain at least break even profitability as determined by the Bank based upon the Division's return on equity, on a month to month basis, by September, 2000.

             (ii) An action by the Employee which involves fraud, willful misfeasance or gross negligence in connection with the performance of his duties hereunder;

             (iii) The requirement or direction of a federal or state regulatory agency which has jurisdiction over the Bank to terminate the employment of the Employee;

             (iv) Conviction of the Employee due to the commission of any criminal offense which involves dishonesty or breach of trust; or

             (v) Any breach by the Employee of a material term, condition or covenant hereunder or any other agreement between the Employee and the Bank.

         (d) The Employee may also be terminated upon thirty (30) days prior written notice in the event of a Change in Control (as defined herein). For purposes of this Agreement, "Change in Control" of the Bank shall mean (i) a change in control of Horizon, of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Act of 1934, or (ii) a transfer of more than fifty percent (50%) of the stock of Bank.

         (e) Any termination of the Employee's employment by the Bank or by the Employee shall be communicated by written Notice of Termination to the non-terminating party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

         (f) As used herein, "Date of Termination" shall mean (i) if the Employee's employment is terminated by his death, the date of his death, (ii) if the Employee's employment is terminated for any other reason, the date specified in the Notice of Termination; provided that, if within thirty (30) days after any Notice of Termination is given, the parties who receive such Notice of Termination notify the other parties that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

         9. COMPENSATION UPON TERMINATION.

         (a) In the event that the Bank terminates the employment of the Employee pursuant to Section 8(a), the Employee shall continue for the remainder of the Term to receive his full compensation, as provided in Section 4(a), at a rate equal to the Employee's basic compensation


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received by the Employee for the twelve (12) months prior to the Date of
Termination. Such payments shall be made by the Bank at the same intervals as his basic annual compensation and shall continue for the remainder of the Term, together with all other unpaid amounts previously accrued or awarded pursuant to any other provision of this Agreement, provided, however, that the Bank's obligations to make payments hereunder shall be reduced by the amount the Employee receives in compensation and cash benefits from any other employer or any person to or for whom Employee is providing services as a consultant or independent contractor.

         (b) If the Employee terminates his employment pursuant to Section 8(a) or the Bank terminates the Employee's employment for cause, the Bank shall pay the Employee his (i) basic annual salary through the Date of Termination at the rate in effect at the time Notice of Termination is given; and (ii) all other unpaid amounts previously accrued or awarded pursuant to any other provision of this Agreement.

         (c) All payments due under this Section 9 shall survive the Employee's death and shall be payable thereafter to the Employee's spouse or his estate, as the case may be, in accordance with this Agreement, provided that the Bank reserves the right, in its sole discretion, to make such payments in one lump sum discounted to present value, rather than in periodic payments as required above.

         10. NOTICES. All communications, notices and elections pursuant to
Section 9, and all other notices, requests, consents or demands given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or mailed by prepaid registered or certified mail addressed to the party for whom intended as follows, or to such other address as may be furnished by such party in the manner provided herein:

         If to the Employee:        James D. Neff
                                    134 Country Club Drive
                                    LaPorte, Indiana 46350

         If to the Bank:   Horizon Bank, N.A.
                                    515 Franklin Square
                                    Michigan City, Indiana 46360
                                    Attention:  President

         11. GOVERNING LAW. This Agreement has been executed and delivered in the State of Indiana and shall be construed in accordance with and governed by the laws of the State of Indiana, without giving effect to any conflicts of laws rules.

         12. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter, and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.


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         13. CONSTRUCTION. Headings contained in this Agreement are for convenience of reference only and shall not be used in the interpretation of this Agreement. References herein to Sections are to the sections of this Agreement. As used herein, the singular includes the plural and the masculine, feminine and neuter gender each includes the others where the context so indicates.

         14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, enforceable against, and inure to the benefit of, the parties hereto and their respective heirs, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. The rights, duties and obligations of the Employee hereunder may not be assigned. This Agreement may not be assigned by the Bank without the prior written consent of the Employee, which consent shall not be unreasonably withheld.

         15. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited or payment reduced, but only to the extent necessary to render such provision and this Agreement enforceable.

         16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.


                                    EMPLOYEE

                                    -------------------------------------
                                    James D. Neff

ATTEST:  (SEAL)                     HORIZON BANK, N.A.

By:                                 By:
   ----------------------------        ----------------------------------
Printed:                            Printed:  Craig M. Dwight
        -----------------------
Title:                              Title: President and Chief Executive Officer
      -------------------------




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                                   SCHEDULE A
                                       TO
                              EMPLOYMENT AGREEMENT
                           BETWEEN HORIZON BANK, N.A.
                                AND JAMES D. NEFF

                           DATED _______________, 1999


                                  Section 4(b)


         INCENTIVE COMPENSATION.
         -----------------------

(1) Within __________ (_____) days following each December 31, commencing December 31, 2000, the Bank shall pay the Employee, subject to certain conditions set forth herein, an incentive compensation bonus provided that the Mortgage Warehousing Division meets or exceeds certain Return on Equity ("ROE") goals. The goals and amounts of bonus are as follows:

              Goal                          Bonus
              -------------------------     -----------------------------
              12% ROE                       25% of annual base salary
              15% ROE                       40% of annual base salary
              20% ROE or above              50% of annual base salary

(2) If the Division exceeds 20% ROE in any fiscal year, the Employee shall receive an additional bonus equal to 15% of the dollar amount of net income that exceeds the amount necessary to reach the 20% ROE target.

(3) In no event will the amounts paid in Incentive Compensation hereunder, in the aggregate with incentive compensation paid to the Vice President of the Mortgage Warehousing Division, exceed $250,000 in any fiscal year and the Bank shall reduce pro rata the amount paid to the Employee hereunder and such other officer to avoid exceeding such limitation.

(4) For each of fiscal year 2000 and 2001, the Employee shall be guaranteed a minimum incentive compensation bonus of $15,000 under paragraph (1) above, even if the ROE goals are not met.

(5) The Bank will not materially alter or amend this schedule through fiscal year 2004 unless agreed to in writing by the Bank and the Employee.


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BANK:                                        EMPLOYEE:
HORIZON BANK, N.A.

By:
   ----------------------------------       ------------------------------
Printed:  Craig M. Dwight                   James D. Neff
Title:  President and Chief Executive
         Officer


IM-267892-1

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